PLS CPA, A PROFESSIONAL CORPORATION

t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111 t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 764-5480

t E-MAIL changgpark@gmail.com t

 December 19, 2012

To Whom It May Concern:

We hereby consent to the use in this Registration Statement on Form 10-K of our report dated December 19, 2012 relating to the financial statements as of September 30, 2012 of Tireless Steps, Inc., which appears in such Registration Statement.

Very truly yours,

/s/ PLS CPA

____________________________

PLS CPA, A Professional Corp.

Registered with the Public Company Accounting Oversight Board